UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 9, 2009
Hudson Valley Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

New York	030525	13-3148745

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Scarsdale Road Yonkers, New York	10707

(Address of Principal Executive Offices)	(Zip Code)
(914) 961-6100

(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
Press Release
     On September 9, 2009, Hudson Valley Holding Corp. (the “Company”) issued a press release announcing that the Company is commencing an underwritten public offering of its common stock (the “Offering”). A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.
Offering Disclosures
     In connection with the Offering, the Company made certain disclosures in the prospectus supplement filed in connection with the Offering, including the following:
Capital Ratios
     Due to the high percentage of commercial real estate loans in the loan portfolios of the Company’s bank subsidiaries, Hudson Valley Bank, N.A. and New York National Bank (collectively, the “Banks”), the Banks are among the banks subject to greater regulatory scrutiny from banking regulators, including the Office of the Comptroller of the Currency (the “OCC”), which is the primary federal regulator of the Banks. As a result of this concentration, the increase in the level of the Banks’ non-performing loans, and the potential for further deterioration in the Banks’ loan portfolios, the Company expects that the Banks will be required by the OCC to maintain higher capital levels. These capital levels may be in excess of “well capitalized” levels. The Company has informed the OCC that it intends, and the Company may be required, to maintain at the Banks a total risk-based capital ratio of at least 12.0% (compared to 10.0% for a well capitalized bank), a Tier 1 risk-based capital ratio of at least 10.0% (compared to 6.0% for a well capitalized bank), and a Tier 1 leverage ratio of at least 8.0% (compared to 5.0% for a well capitalized bank). The Company expects the net proceeds of the Offering will allow the Banks to exceed these higher capital levels.
Potential Reduction in Dividends
     As national banking associations, Hudson Valley Bank, N.A. and New York National Bank are subject to limitations on the amount of dividends they may pay to the Company, each Bank’s only stockholder. Prior approval of the OCC is required to the extent the total dividends to be declared by Hudson Valley Bank, N.A. or New York National Bank in any calendar year exceeds net profits for that year combined with such Bank’s retained net profits for the preceding two calendar years, less any transfers to capital surplus. These limitations may affect Hudson Valley Bank, N.A.’s ability to pay dividends to the Company at historical levels beginning in 2010, and, as a result, the Company may reduce or eliminate its per share dividend.
     In addition, if the Offering is completed and the Company issues the shares offered by the prospectus supplement filed in connection with the Offering, the amount of the Company’s per share dividend will be reduced as a result of the additional outstanding shares, as the Company does not currently anticipate increasing the aggregate amount of its dividend payments. If the Offering is completed, the Company intends to retain a portion of the net proceeds of the Offering in the Company, which proceeds may be used to make future dividend payments.
Listing on the NASDAQ Global Select Market and Termination of Stock Repurchase Program and Restrictions on Transfer
     The Company has applied to have its common stock traded on the NASDAQ Global Select Market under the symbol “HUVL.” If the Offering is completed and the Company’s common stock is listed on the NASDAQ Global Select Market, the Company will discontinue its historic practice of creating a secondary market for its stock by issuing offers to repurchase shares from any stockholder based upon the appraised value of the Company. A significant percentage of the Company’s common shares are also subject to restrictions on transfer imposed by agreements entered into by the Company’s stockholders. If the Offering is completed and the Company’s common stock is listed on the NASDAQ Global Select Market, the Company will terminate those restrictions.

Risk Factors

     In the prospectus supplement filed in connection with the Offering, the Company has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2008 and in its Form 10-Q for the quarter ended June 30, 2009, and has added certain new risk factors. The revised and additional risk factors included in the prospectus supplement are set forth below and supersede the prior risk factors disclosed in those filings in their entirety. Unless these risk factors indicate otherwise or the context otherwise requires, the terms “we,” “our,” or “us” as used in these risk factors refer to the Company and its consolidated subsidiaries, including Hudson Valley Bank, N.A. and New York National Bank.

Risks Relating to Our Business

Further increases in our nonperforming loans may occur and adversely affect our results of operations and financial condition.

As a result of the economic downturn, particularly in the first six months of 2009, we are facing increased delinquencies on our loans. At December 31, 2008 and June 30, 2009, our nonperforming loans (which consist of non-accrual loans) totaled $11.3 million and $41.3 million, or 0.7% and 2.3% of the loan portfolio, respectively. At December 31, 2008 and June 30, 2009, our nonperforming assets (which include foreclosed real estate, also called other real estate owned) were $16.8 million and $48.5 million, or 0.7% and 1.9% of assets, respectively. In addition, we had approximately $7.0 million and $11.0 million of accruing loans greater than 90 days past due and $17.1 million and $40.2 million in accruing loans that were 30-89 days delinquent at December 31, 2008 and June 30, 2009, respectively.

Until economic and market conditions improve, we expect to continue to incur additional losses relating to an increase in non-performing loans. Our non-performing assets adversely affect our net income in various ways. First, we do not record interest income on non-accrual loans or other real estate owned, thereby adversely affecting our income and increasing our loan administration costs. Second, when we take collateral in foreclosures and similar proceedings, we are required to mark the related loan to the then fair market value of the collateral, which may result in a loss. Third, these loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks. Adverse changes in the value of our problem assets, or the underlying collateral, or in these borrowers’ performance or financial conditions, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities. There can be no assurance that we will not experience further increases in nonperforming loans in the future, or that our nonperforming assets will not result in further losses in the future.

A further downturn in the market areas we serve could increase our credit risk associated with our loan portfolio, as it could have a material adverse effect on both the ability of borrowers to repay loans as well as the value of the real property or other property held as collateral for such loans. Further deterioration of our loan portfolio will likely cause a significant increase in nonperforming loans, which would have an adverse impact on our results of operations and financial condition. There can be no assurance that we will not experience further increases in nonperforming loans in the future.

As regulated entities, the Company and the Banks are subject to extensive supervision and prudential regulation, including maintaining certain capital requirements, which may limit their operations and potential growth. Failure to meet any such requirements would subject us to regulatory action.

The Company is supervised by the Federal Reserve and each Bank is supervised by the OCC. As such, each is subject to extensive supervision and prudential regulation, including risk-based and leverage capital requirements. The Company and each Bank must maintain certain risk-based and leverage capital ratios as required by the Federal Reserve or the OCC, respectively, that may change depending upon general economic conditions and the particular condition, risk profile and growth plans of the Company and each Bank.

In today’s economic and regulatory environment, banking regulators, including the OCC, continue to direct greater scrutiny to banks with higher levels of commercial real estate loans like us. As a general matter, such banks, including the Banks, are expected to maintain higher capital levels as well as other measures due to commercial real estate lending growth and exposures. As a result of the increase in our non-performing loans, the high percentage of commercial real estate loans in our portfolio, and the increased potential for further deterioration in our loans, we expect that our Banks will be required by the OCC to maintain capital ratios in excess of the “well capitalized” levels, meaning we intend to maintain a total risk-based capital ratio of at least 12.0% (compared to 10.0% for a well capitalized bank), a Tier 1 risk-based capital ratio of at least 10.0% (compared to 6.0% for a well capitalized bank), and a Tier 1 leverage ratio of at least 8.0% (compared to 5.0% for a well capitalized bank). The OCC could require us to maintain these or other higher capital levels or impose restrictions on our operations, such as limiting the concentration of particular asset classes. We cannot assure you that we will be able to maintain these or higher capital levels. More generally, compliance with capital requirements may limit loan growth or other operations that require the use of capital and could adversely affect our ability to expand or maintain present business levels.

If we fail to meet any regulatory capital requirement or are otherwise deemed to be operating in an unsafe and unsound manner or in violation of law, we may be subject to a variety of informal or formal remedial measures and enforcement actions. Such informal remedial measures and enforcement actions may include a memorandum of understanding which is initiated by the regulator and outlines an institution’s agreement to take specified actions within specified time periods to correct violations of law or unsafe and unsound practices. In addition, as part of our regular examination process, regulators may advise us to operate under various restrictions as a prudential matter. Any of these restrictions, in whatever manner imposed, could have a material adverse effect on our business and results of operations.

In addition to informal remedial actions, we may also be subject to formal enforcement actions. Failure to comply with an informal enforcement action could cause us to be subject to formal enforcement actions. Formal enforcement actions include written agreements, cease and desist orders, the imposition of substantial fines and other civil penalties and, in the most severe cases, the termination of deposit insurance or the appointment of a conservator or receiver for our Bank subsidiaries. Furthermore, if the Banks fail to meet any regulatory capital requirement, they will be subject to the prompt corrective action framework of the Federal Deposit Insurance Corporation Improvements Act of 1991, which imposes progressively more restrictive constraints on operations, management and capital distributions as the capital category of an institution declines, up to and including, ultimately, the appointment of a conservator or receiver. A failure to meet regulatory capital requirements could also subject us to capital raising requirements. Additional capital raisings would be dilutive to holders of our common stock.

Any remedial measure or enforcement action, whether formal or informal, could impose restrictions on our ability to operate our business and adversely affect our prospects, financial condition or results of operations. In addition, any formal enforcement action could harm our reputation and our ability to retain and attract customers and impact the trading price of our common stock.

Further increases to the allowance for loan losses may cause our earnings to decrease.

In determining our loan loss reserves for each quarter, we make various assumptions and judgments about the future performance of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the amount of the allowance for loan losses, we rely on loan quality reviews, past experience, and an evaluation of economic conditions, among other factors. If our assumptions prove to be incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance and a corresponding decrease in income. In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities or otherwise could have a material adverse effect on our results of operations or financial condition.

Our concentration of commercial real estate loans has resulted in increased loan losses and could result in further increases in future periods.

Commercial real estate is cyclical and poses risks of loss to us due to concentration levels and similar risks of the asset. Of our loan portfolio, 37.7% was concentrated in commercial real estate loans at year end 2008 and 41.0% as of June 30, 2009. As discussed above, banking regulators direct greater scrutiny to banks with higher levels of commercial real estate loans. Due to the high percentage of commercial real estate loans in our loan portfolio, we are among the banks subject to greater regulatory scrutiny of their activities.

We have significant exposure to commercial real estate in our loan portfolio and have substantially increased our provision for loan losses primarily because of an increase in expected losses relating to adverse economic conditions, particularly in the real estate market in our primary lending areas. During 2008, we added $11.0 million in provision for loan losses compared to $1.5 million in 2007 and $2.1 million in 2006, in part reflecting collateral evaluations in response to recent changes in the market values of real estate development loans. An additional $14.5 million in provision for loan losses has been taken through June 30, 2009.

Given our high concentration in commercial real estate and the greater scrutiny directed to this asset class by banking regulators, our regulators may impose specific concentration limits on our lending activity in this area in the future. Such limitations may restrict our business opportunities and adversely affect our operating results. In addition, further deterioration in our loan portfolio, including further declines in the market values of real estate supporting certain commercial real estate loans, would result in further provisions for loan losses in future periods, which would have a material adverse affect on our business and results of operations.

Declines in value may adversely impact the carrying amount of our investment portfolio and result in other-than-temporary impairment charges.

As of June 30, 2009, we owned pooled trust preferred debt securities with an aggregate book value of $15.6 million and an unrealized loss of approximately $7.6 million. As a result of recent adverse economic banking conditions, we incurred pretax other-than-temporary impairment charges on these securities of approximately $4.6 million during the third quarter of 2008 and the first two quarters of 2009. We may be required to record additional impairment charges on these pooled trust preferred debt securities or other of our investment securities if they suffer a decline in value that is considered other-than-temporary. Numerous factors, including lack of liquidity for resales of certain investment securities, absence of reliable pricing information for investment securities, adverse changes in business climate or adverse actions by regulators could have a negative impact on the valuation of our investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of Hudson Valley Bank, N.A. to upstream dividends to us, which could have a material adverse effect on our liquidity and our ability to pay dividends to stockholders, and could also negatively impact our regulatory capital ratios and result in us not being classified as “well capitalized” for regulatory purposes.

A prolonged or worsened downturn in the economy in general and the real estate market in our key market areas in particular would adversely affect our loan portfolio and our growth potential.

Our primary lending market area is Westchester County, New York and New York City and to an increasing extent, Rockland County, New York and Fairfield County, Connecticut, with a primary focus on businesses, professionals and not-for-profit organizations located in this area. Accordingly, the asset quality of our loan portfolio largely depends upon the area’s economy and real estate markets. The Banks’ primary lending market area and asset quality have been adversely affected by the current economic downturn. A prolonged or worsened downturn in the economy in our primary lending area would adversely affect our asset quality, operations and limit our future growth potential.

In particular, a downturn in our local real estate market could negatively affect our business because a significant portion (approximately 86% as of June 30, 2009) of our loans are secured, either on a primary or secondary basis, by real estate. Our ability to recover on defaulted loans by selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans. The Banks’ loans have already been adversely affected by the current decline in the real estate market. Continuation or worsening of such conditions could have additional negative effects on our business in the future.

A downturn in the real estate market could also result in lower customer demand for real estate loans. This could in turn result in decreased profits as our alternative investments, such as securities, generally yield less than real estate loans.

Difficult market conditions have adversely affected our industry.

Substantial declines in the real estate markets over the past two years, with falling prices and increasing foreclosures, unemployment and under-employment, have negatively impacted the credit performance of real estate related loans and resulted in significant write-downs of asset values by financial institutions. These write-downs have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger institutions and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry.

As a result of the foregoing, there is a potential for new laws and regulations regarding lending and funding practices and liquidity and capital standards, and financial institution regulatory agencies are now expected to be very aggressive in responding to concerns and trends identified in examinations, including the more frequent issuance of informal remedial measures and formal enforcement orders. These negative developments in the financial services industry and the impact of new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate loans and work with borrowers to collect loans, and adversely impact our financial performance.

Higher Federal Deposit Insurance Corporation, or FDIC, deposit insurance premiums and assessments could adversely affect our financial condition.

FDIC insurance premiums have increased substantially in 2009 and we expect to pay significantly higher FDIC premiums in the future. Market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised regular deposit insurance premiums. On May 22, 2009, the FDIC also implemented a five basis point special assessment of each insured depository institution’s total assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution’s assessment base for the second quarter of 2009, to be collected on September 30, 2009. The amount of this special assessment for our Bank subsidiaries was $1.2 million. Additional special assessments may be imposed by the FDIC for future quarters at the same or higher levels.

We participate in the FDIC’s Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts. Banks that participate in the TLG’s noninterest-bearing transaction account guarantee will pay the FDIC an annual assessment of 10 basis points on the amounts in such accounts above the amounts covered by FDIC deposit insurance. To the extent that these TLG assessments are insufficient to cover any loss or expenses arising from the TLG program, the FDIC is authorized to impose an emergency special assessment on all FDIC-insured depository institutions. The FDIC has authority to impose charges for the TLG program upon the holding companies of such depository institutions as well. The TLG was scheduled to end December 31, 2009, but the FDIC extended the program to June 30, 2010. In announcing the extension, the FDIC indicated that it will charge a higher guarantee fee to banks that elect to participate in the extension to reflect each bank’s risk. At this time, we have not decided whether to participate in the extension.

These changes, along with the use of all of our remaining FDIC insurance assessment credits in early 2009, will cause the premiums and TLG assessments charged by the FDIC to increase. These actions could significantly increase our noninterest expense in 2009 and in future periods.

A substantial decline in the value of our Federal Home Loan Bank of New York common stock may adversely affect our financial condition.

We own common stock of the Federal Home Loan Bank of New York, or the FHLB, in order to qualify for membership in the Federal Home Loan Bank system, which enables us to borrow funds under the Federal Home Loan Bank advance program. The amount of FHLB common stock we own fluctuates in relation to the amount of our borrowing from the FHLB. As of June 30, 2009 the carrying value of our FHLB common stock was $8.6 million. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the FHLB, could be substantially diminished or reduced to zero. If this occurs, it may adversely affect our results of operations and financial condition.

Certain of our goodwill and intangible assets may become impaired in the future.

We test our goodwill and intangible assets for impairment on a periodic basis. It is possible that future impairment testing could result in a value of our goodwill and intangibles which may be less than the carrying value and, as a result, may adversely affect our financial condition and results of operations. If we determine that an impairment exists at a given time, our earnings and the book value of the related goodwill and intangibles will be reduced by the amount of the impairment.

The opening of new branches could reduce our profitability.

We have expanded our branch network by opening new branches and, in the case of New York National Bank, by acquisition. We intend to continue our branch expansion strategy by opening new branches, which requires us to incur a number of up-front expenses associated with the leasing and build-out of the space to be occupied by the branch, the staffing of the branch and similar matters. These expenses are typically greater than the income generated by the branch until it builds up its customer base, which, depending on the branch, could take 18 months or more. In opening branches in a new locality, we may also encounter problems in adjusting to local market conditions, such as the inability to gain meaningful market share and the stronger than expected competition. Numerous factors contribute to the performance of a new branch, such as a suitable location, qualified personnel, and an effective marketing strategy.

Our income is sensitive to changes in interest rates.

Our profitability, like that of most banking institutions, depends to a large extent upon our net interest income. Net interest income is the difference between interest income received on interest-earning assets, including loans and securities, and the interest paid on interest-bearing liabilities, including deposits and borrowings. Accordingly, our results of operations and financial condition depend largely on movements in market interest rates and our ability to manage our assets and liabilities in response to such movements. Management estimates that, as of June 30, 2009, a 200 basis point increase in interest rates would result in a

1.9% increase in net interest income and a 100 basis point decrease would result in a 1.5% decrease in net interest income.

In addition, changes in interest rates may result in an increase in higher cost deposit products within our existing portfolios, as well as a flow of funds away from bank accounts into direct investments (such as U.S. Government and corporate securities and other investment instruments such as mutual funds) to the extent that we may not pay rates of interest competitive with these alternative investments.

We may need to raise additional capital in the future and such capital may not be available when needed or at all.

We may need to raise additional capital in the future to provide us with sufficient capital resources and liquidity to meet our commitments and business needs. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control, and our financial performance. We cannot assure you that such capital will be available to us on acceptable terms or at all. Our inability to raise sufficient additional capital on acceptable terms when needed could adversely affect our businesses, financial condition and results of operations.

Our markets are intensely competitive, and our principal competitors are larger than us.

We face significant competition both in making loans and in attracting deposits. This competition is based on, among other things, interest rates and other credit and service charges, the quality of services rendered, the convenience of the banking facilities, the range and type of products offered and the relative lending limits in the case of loans to larger commercial borrowers. Our market area has a very high density of financial institutions, many of which are branches of institutions that are significantly larger than we are and have greater financial resources and higher lending limits than we do. Many of these institutions offer services that we do not or cannot provide. Nearly all such institutions compete with us to varying degrees.

Our competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations, and money market funds and other securities funds offered by brokerage firms and other similar financial institutions. We face additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms, and insurance companies. Competition may increase in the future as a result of recently proposed regulatory changes in the financial services industry.

Impact of inflation and changing prices

The consolidated financial statements and notes thereto incorporated by reference herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollar amounts or estimated fair value without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, nearly all of our assets and liabilities are monetary in nature. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Market reform efforts may result in our businesses becoming subject to extensive and pervasive additional regulations.

Recent economic and market conditions have led to numerous proposals for changes in the regulation of the financial industry in an effort to prevent future crises and reform the financial regulatory system. President Obama’s administration has released a comprehensive plan for regulatory reform in the financial industry. The Administration’s plan contains significant proposed structural reforms, including heightened powers for the Federal Reserve to regulate risk across the financial system; a new Financial Services Oversight Council chaired by the U.S. Treasury; and two new federal agencies, a Consumer Financial Protection Agency and a new National Bank Supervisor. The plan also calls for new substantive regulation across the financial industry, including more heightened scrutiny and regulation for any financial firm whose combination of size, leverage, and interconnectedness could pose a threat to financial stability if it failed. In furtherance of the Administration’s plan, Congressman Barney Frank has introduced legislation enabling the creation of the Consumer Financial Protection Agency. The legislation would subject federally chartered financial institutions to state consumer protection laws that have historically been preempted.

There can be no assurance as to whether or when any of the parts of the Administration’s plan or other proposals will be enacted into legislation, and if adopted, what the final provisions of such legislation will be. The financial services industry is highly regulated, and we are subject to regulation by several government agencies, including the OCC, the Federal Reserve and the FDIC. Legislative and regulatory changes, as well as changes in governmental economic and monetary policy, not only can affect our ability to attract deposits and make loans, but can also affect the demand for business and personal lending and for real estate mortgages. Government regulations affect virtually all areas of our operations, including our range of permissible activities, products and services, the geographic locations in which our services can be offered, the amount of capital required to be maintained to support operations, the right to pay dividends and the amount which we can pay to obtain deposits. New legislation and regulatory changes could require us to change certain of our business practices, impose additional costs on us, or otherwise adversely affect our business, results of operations or financial condition.

We may incur liabilities under federal and state environmental laws with respect to foreclosed properties.

Approximately 86% of the loans held by the Banks as of June 30, 2009 were secured, either on a primary or secondary basis, by real estate. Approximately half of these loans were commercial real estate loans, with most of the remainder being for single or multi-family residences. We currently own four properties acquired in foreclosure, totaling $5.3 million. Under federal and state environmental laws, we could face liability for some or all of the costs of removing hazardous substances, contaminants or pollutants from properties we acquire on foreclosure. While other persons might be primarily liable, such persons might not be financially solvent or able to bear the full cost of the clean-up. It is also possible that a lender that has not foreclosed on property but has exercised unusual influence over the borrower’s activities may be required to bear a portion of the clean-up costs under federal or state environmental laws.

Technological change may affect our ability to compete.

The banking industry continues to undergo rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, on our ability to address the needs of customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to the public.

In addition, because of the demand for technology-driven products, banks are increasingly contracting with outside vendors to provide data processing and core banking functions. The use of technology-related products, services, delivery channels and processes exposes a bank to various risks, particularly transaction, strategic, reputation and compliance risks. There can be no assurance that we will be able to successfully manage the risks associated with our increased dependency on technology.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued September 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.
By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President, Chief Financial Officer and Treasurer

Date: September 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 9, 2009